UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): June 30, 2017

RumbleON, Inc.
(Exact name of registrant as specified in its charter)

Nevada
(State or Other Jurisdiction
of Incorporation)

000-55182	46-3951329
(Commission File Number)	(I.R.S. Employer Identification No.)

4521 Sharon Road Suite 370 Charlotte, North Carolina	28211
(Address of Principal Executive Offices)	(Zip Code)
(704) 448-5240
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2 (b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 5.02.
Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

At the 2017 Annual Meeting of Stockholders of RumbleON, Inc. (the “Company”) held on June 30, 2017, the stockholders of the Company approved the RumbleON, Inc. 2017 Stock Incentive Plan (the “Plan”) and ratified awards previously granted under the Plan. The Board of Directors of the Company adopted the Plan on January 9, 2017, subject to stockholder approval. The primary purpose of the Plan is to attract, retain, reward and motivate certain individuals by providing them with an opportunity to acquire or increase a proprietary interest in the Company and to incentivize them to expend maximum effort for the growth and success of the Company, so as to strengthen the mutuality of the interests between such individuals and the stockholders of the Company. The Plan is administered by the Compensation Committee of the Board of Directors. The Plan provides for the issuance of awards consisting of stock options, stock appreciation rights, restricted stock, restricted stock units, performance shares and performance units. Incentive stock options may be granted under the Plan only to the Company’s employees. Twelve percent (12%) of the Company’s issued and outstanding shares of Class B Common Stock from time to time are reserved for issuance under the Plan. As of June 30, 2017, 9,018,541 shares of Class B Common Stock were issued and outstanding, resulting in up to 1,082,224 shares of Class B Common Stock available for issuance under the Plan. The foregoing description of the Plan does not purport to be complete and is qualified in its entirety by the Plan included as Exhibit 10.1 to this report and incorporated herein by reference.

Item 5.07.
Submission of Matters to a Vote of Security Holders.

The following matters were voted upon at the Annual Meeting. Each stockholder of Class A Common Stock was entitled to ten votes on each of the six director nominees and ten votes on each other matter properly presented at the Annual Meeting for each share of Class A Common Stock owned by that stockholder on the record date.  Each stockholder of Class B common stock was entitled to one vote on each of the six director nominees and one vote on each other matter properly presented at the Annual Meeting for each share of Class B Common Stock owned by that stockholder on the record date.

Proposal 1 – The election of six directors, each for a term expiring at the next Annual Meeting or until their successors are duly elected and qualified.

Class A Common Stock

Nominee	Votes For	Votes Against
Marshall Chesrown	1,000,000	0
Steven R. Berrard	1,000,000	0
Denmar Dixon	1,000,000	0
Kartik Kakarala	1,000,000	0
Mitch Pierce	1,000,000	0
Kevin Westfall	1,000,000	0

Class B Common Stock

Nominee	Votes For	Votes Against
Marshall Chesrown	7,480,492	0
Steven R. Berrard	7,480,492	0
Denmar Dixon	7,480,492	0
Kartik Kakarala	7,480,492	0
Mitch Pierce	7,480,492	0
Kevin Westfall	7,480,492	0

Proposal 2 – The approval of the Plan and ratification of awards previously granted under the Plan.

Class A Common Stock

Votes For	Votes Against	Abstain
1,000,000	0	0

Class B Common Stock

Votes For	Votes Against	Abstain
7,474,242	0	6,250

Proposal 3 – Non-binding advisory approval of the compensation of the Company’s named executive officers (“Say on Pay”).

Class A Common Stock

Votes For	Votes Against	Abstain
1,000,000	0	0

Class B Common Stock

Votes For	Votes Against	Abstain
7,480,492	0	0

Proposal 4 – Non-binding advisory approval of the frequency of future “Say on Pay” votes. At the Annual Meeting, the highest number of votes cast was for holding such an advisory vote every year.  The Company has considered the outcome of this advisory vote and has determined, as was recommended by the Board of Directors of the Company in the proxy statement for the Annual Meeting, that the Company will hold an advisory vote every year on the compensation of the Company’s named executive officers.

 Class A Common Stock

One Year	Two Years	Three Years	Abstain
1,000,000	0	0	0

Class B Common Stock

One Year	Two Years	Three Years	Abstain
7,396,492	0	37,500	46,500

There were no broker non-votes on any of the proposals presented at the Annual Meeting.

Item 9.01.
Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	RumbleON, Inc. 2017 Stock Incentive Plan (incorporated by reference to Exhibit 10.1 in the Company’s Current Report on Form 8-K, filed January 9, 2017).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RumbleOn, INC.

Date: July 6, 2017	By:	/s/ Steven R. Berrard
Steven R. Berrard
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	RumbleON, Inc. 2017 Stock Incentive Plan (incorporated by reference to Exhibit 10.1 in the Company’s Current Report on Form 8-K, filed January 9, 2017).

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